UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2023

Patterson-UTI Energy, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-39270	75-2504748
(State or Other Jurisdiction of Incorporation )	(Commission File Number)	(IRS Employer Identification No.)

10713 W. Sam Houston Pkwy N.,
Suite 800, Houston, Texas	77064
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 281-765-7100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value	PTEN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introduction

As previously disclosed, on June 14, 2023, Patterson-UTI Energy, Inc., a Delaware corporation (“Patterson-UTI”), entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”) with NexTier Oilfield Solutions Inc., a Delaware corporation (“NexTier”), Pecos Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Patterson-UTI (“Merger Sub Inc.”), and Pecos Second Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Patterson-UTI (“Merger Sub LLC”), which provided for, among other things, (i) the merger of Merger Sub Inc. with and into NexTier, with NexTier continuing as the surviving entity (the “Surviving Corporation”) (the “First Company Merger”) and (ii) immediately following the First Company Merger, the merger of the Surviving Corporation with and into Merger Sub LLC, with Merger Sub LLC continuing as the surviving entity (collectively with the First Company Merger, the “Mergers”). On September 1, 2023, following approval by the stockholders of both Patterson-UTI and NexTier at special meetings held on August 30, 2023, the Mergers and the other transactions contemplated by the Merger Agreement (the “Transactions”) were consummated and NexTier became a wholly owned subsidiary of Patterson-UTI.

Item 1.01	Entry into a Material Definitive Agreement.

Term Loan Agreement

On August 29, 2023 (the “Term Loan Closing Date”), Patterson-UTI entered into a Term Loan Agreement (the “Term Loan Agreement”), by and among Patterson-UTI, as borrower, Wells Fargo Bank, National Association, as administrative agent and lender, and the other lenders party thereto.

The Term Loan Agreement is a committed senior unsecured term loan facility (the “Facility”) that permits a single borrowing of up to $300 million, which may be drawn by Patterson-UTI on or before November 27, 2023. The maturity date under the Term Loan Agreement is the date that is 364 days following the funding of the Facility.

Loans under the Term Loan Agreement bear interest by reference, at Patterson-UTI’s election, to (i) Term SOFR (as defined in the Term Loan Agreement) plus 0.10%, or (ii) base rate (subject, in each case, to a 0% floor), plus, in each case, an applicable margin. The applicable margin on Term SOFR loans varies from 1.25% to 1.75%, and the applicable margin on base rate loans varies from 0.25% to 0.75%, depending on Patterson-UTI’s credit rating determined by S&P and Moody’s. The applicable margin on SOFR rate loans and base rate loans will increase (a) by 0.25% on the date that is 90 days after the funding of the Facility, (b) by an additional 0.25% on the date that is 180 days following the funding of the Facility, and (c) by an additional 0.25% on the date that is 270 days after the funding of the Facility, for a total increase of 0.75% to the applicable margin in effect on the day of the funding of the Facility.

In addition to paying interest on outstanding borrowings under the Facility, Patterson-UTI is required to pay (A) a commitment fee to the lenders under the Facility equal to 0.20% per annum of the average daily unused commitments thereunder for the period beginning 30 days following the Term Loan Closing Date through the earliest of (1) the date on which the Facility is funded, (2) November 27, 2023 and (3) the date on which the commitments under the Facility are terminated and (B) a funding fee to the lenders under the Facility equal to 0.25% of any borrowing on the funding date of the Facility.

The Term Loan Agreement contains representations, warranties, affirmative and negative covenants, events of default and associated remedies that Patterson-UTI believes are customary for agreements of this nature, including certain restrictions on the ability of Patterson-UTI and each subsidiary of Patterson-UTI to grant liens and on the ability of subsidiaries of Patterson-UTI which are not guarantors of the Facility to incur debt. If Patterson-UTI’s credit rating determined by S&P and Moody’s is below investment grade, Patterson-UTI will become subject to a restricted payment covenant, which would require Patterson-UTI to have a Pro Forma Debt Service Coverage

Ratio (as defined in the Term Loan Agreement) greater than or equal to 1.50 to 1.00 immediately before and immediately after making any restricted payment. The Term Loan Agreement requires mandatory prepayment in an amount equal to 100% of the net cash proceeds from (i) the issuance by Patterson-UTI or any subsidiary of Patterson-UTI of new indebtedness (other than certain permitted indebtedness), (ii) the issuance by Patterson-UTI or any subsidiary of Patterson-UTI of equity interests (other than certain permitted equity interests), and (iii) asset dispositions by Patterson-UTI or any subsidiary of Patterson-UTI (other than dispositions of inventory or equipment in the ordinary course of business) in excess of $35,000,000 in the aggregate (subject to the right of Patterson-UTI or a subsidiary of Patterson-UTI to use such asset disposition proceeds for capital expenditures within 90 days of any such disposition). The Term Loan Agreement also requires that Patterson-UTI’s debt to capitalization ratio, expressed as a percentage, not exceed 50% as of the last day of each fiscal quarter. The Term Loan Agreement generally defines the debt to capitalization ratio as the ratio of (a) total borrowed money indebtedness of Patterson-UTI and its subsidiaries on a consolidated basis to (b) the sum of such indebtedness plus the consolidated net worth of Patterson-UTI and its subsidiaries as of the last day of the most recently ended fiscal quarter of Patterson-UTI.

The above description of the Term Loan Agreement is qualified in its entirety by reference to the complete text of the Term Loan Agreement filed as Exhibit 10.1 hereto.

Amendment to Credit Agreement

On August 29, 2023, Patterson-UTI entered into Amendment No. 4 to Amended and Restated Credit Agreement (the “Amendment”), which amends Patterson-UTI’s Amended and Restated Credit Agreement, dated as of March 27, 2018 (as amended, the “Credit Agreement”), by and among Patterson-UTI, as borrower, Wells Fargo Bank, National Association, as administrative agent, letter of credit issuer, swing line lender and lender and each of the other letter of credit issuers and lenders party thereto.

The Amendment, among other things, (i) deems certain outstanding letters of credit issued for the account of BEP Diamond Holdings Corp. (an entity the issued and outstanding equity interests of which Patterson-UTI acquired through a series of mergers on August 14, 2023) with a face amount of $2.5 million to have been issued under the Credit Agreement (the “Ulterra Letters of Credit”), and (ii) extends the maturity date for $85 million of revolving credit commitments of certain lenders under the Credit Agreement from March 27, 2025 to March 27, 2026. As a result, of the $600 million of revolving credit commitments under the Credit Agreement, the maturity date for $501.7 million of such commitments is March 27, 2026; the maturity date for $48.3 million of such commitments is March 27, 2025; and the maturity date for the remaining $50 million of such commitments is March 27, 2024. As of August 31, 2023, Patterson-UTI had $420 million of borrowings outstanding under the Credit Agreement (including borrowings to repay outstanding indebtedness of NexTier as described below) and no letters of credit outstanding under the Credit Agreement other than the Ulterra Letters of Credit. The Credit Agreement is described in Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” of Patterson-UTI’s Annual Report on Form 10-K for the year ended December 31, 2022, which description is incorporated herein by reference herein.

The above description of the Amendment is qualified in its entirety by reference to the complete text of the Amendment filed as Exhibit 10.2 hereto.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction above regarding the Transactions is incorporated by reference into this Item 2.01.

As discussed in the Introduction, on September 1, 2023, the Mergers were consummated in accordance with the terms of the Merger Agreement. In connection with the consummation of the Mergers, subject to certain exceptions set forth in the Merger Agreement, each share of common stock, par value $0.01 per share, of NexTier (“NexTier Common Stock”) issued and outstanding immediately prior to the effective time of the Mergers (the “Effective Time”) (including outstanding restricted shares) was converted into the right to receive 0.7520 shares of common stock, par value $0.01 per share, of Patterson-UTI (“Patterson-UTI Common Stock”) and each share of NexTier Common Stock held in treasury by NexTier or owned directly or indirectly by Patterson-UTI, Merger Sub Inc. or Merger Sub LLC was automatically cancelled and ceased to exist. The issuance of shares of Patterson-UTI Common Stock pursuant to the terms of the Merger Agreement, and other shares of Patterson-UTI Common Stock reserved for issuance in connection with the Transactions, were registered under the Securities Act of 1933, as amended, pursuant to Patterson-UTI’s registration statement on Form S-4, as amended (File No. 333-273295), which was declared effective by the Securities and Exchange Commission (the “SEC”) on July 31, 2023. The joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”) included in the registration statement contains additional information about the Mergers. Patterson-UTI incurred $95 million of borrowings under the Credit Agreement to repay outstanding indebtedness of NexTier under its debt facilities upon closing of the Mergers.

The foregoing description of the Transactions and the Merger Agreement is a summary only, does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Annex A to the Joint Proxy Statement/Prospectus.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 and Item 2.01 is incorporated by reference into this Item 2.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

In connection with the consummation of the Mergers, each of Michael W. Conlon and Terry Hunt delivered a letter effectuating his resignation as a director of Patterson-UTI and, as of the Effective Time, ceased to be a director of Patterson-UTI. These resignations were not a result of any disagreements between Patterson-UTI and the directors on any matter relating to its operations, policies or practices.

Appointment of Directors

As of the Effective Time, in accordance with the terms of the Merger Agreement and as approved by the board of directors of Patterson-UTI (the “Board”), the Board was increased to 11 members, which consists of the following members: (i) Robert W. Drummond, Gary M. Halverson, Amy H. Nelson, Leslie A. Beyer and James C. Stewart, each a former member of the NexTier board of directors who has been appointed to the Board (each, a “New Director”); and (ii) Curtis W. Huff, William A. Hendricks, Jr., Tiffany (TJ) Thom Cepak, Cesar Jaime, Janeen S. Judah and Julie J. Robertson, each a continuing director of the Board. In connection with their appointments, each of the New Directors will receive the standard annual non-employee director compensation for serving on the Board. In addition, each of the New Directors is entering into Patterson-UTI’s standard form of indemnification agreement for its non-employee directors. For a description of the compensation program for Patterson-UTI’s non-employee directors and Patterson-UTI’s indemnification agreements, see Patterson-UTI’s proxy statement for its 2023 annual meeting of stockholders, filed with the SEC on April 11, 2023.

As of the Effective Time, in accordance with the terms of the Merger Agreement, the Board made the following committee appointments: (i) Mr. Drummond was appointed to serve on the Executive Committee and the Sustainability Committee of the Board; (ii) Mr. Halverson was appointed to serve on the Audit Committee and Compensation Committee of the Board; (iii) Ms. Nelson was appointed to serve on the Compensation Committee and Sustainability Committee of the Board; (iv) Ms. Beyer was appointed to serve on the Nominating and Governance Committee and Sustainability Committee of the Board; (v) Mr. Stewart was appointed to serve on the Audit Committee, Nominating and Governance Committee and Sustainability Committee of the Board; (vi) Mr. Huff was appointed to serve on the Executive Committee, Compensation Committee and Nominating and Governance Committee of the Board; (vii) Mr. Hendricks was appointed to serve on the Executive Committee of the Board; (viii) Ms. Cepak was appointed to serve on the Audit Committee and Compensation Committee of the Board; (ix) Mr. Jaime was appointed to serve on the Audit Committee and Sustainability Committee of the Board; (x) Ms. Judah was appointed to serve on the Audit Committee and Sustainability Committee of the Board; and (xi) Ms. Robertson was appointed to serve on the Audit Committee and Nominating and Governance Committee of the Board. Mr. Huff continues to serve as Chairman of the Board and Mr. Drummond was appointed to serve as Vice Chairman of the Board.

None of the New Directors are related to any officer or director of Patterson-UTI. With respect to each of the New Directors, there are no arrangements or understandings between such director and any other persons pursuant to which he or she will serve as a director, other than the Merger Agreement.

Officer Transition; Compensatory Plans and Arrangements

In connection with the Transactions, each of the NexTier Oilfield Solutions Inc. Equity and Incentive Award Plan (as amended, the “Equity and Incentive Award Plan”) and the NexTier Oilfield Solutions Inc. (Former C&J Energy) Management Incentive Plan (as amended, the “Former C&J Energy Plan”) as well as certain equity awards that were granted and outstanding under the Equity and Incentive Award Plan and the Former C&J Energy Plan were assumed by Patterson-UTI and converted into equity awards in respect of shares of Patterson-UTI Common Stock. In addition, certain shares remaining available for future issuance under the Equity and Incentive Award Plan were assumed by Patterson-UTI and added to the number of shares of Patterson-UTI Common Stock available for issuance under the Patterson-UTI Energy, Inc. 2021 Long-Term Incentive Plan pursuant to an amendment to such plan. The Equity and Incentive Award Plan, Former C&J Energy Plan, and Amendment to the Patterson-UTI Energy, Inc. 2021 Long-Term Incentive Plan are filed as Exhibits 10.3, 10.4, and 10.5, respectively, to this Current Report on Form 8-K.

NexTier previously entered into an employment agreement with Mr. Drummond, pursuant to which he became eligible to receive severance benefits upon a qualifying termination of employment which occurred immediately following the closing of the Transactions. Accordingly, in connection with the Transactions, Mr. Drummond entered into a Separation Agreement and General Release of Claims with NexTier, effective as of September 1, 2023, providing for (i) a cash amount equal to three times the sum of Mr. Drummond’s annual base salary plus annual target bonus, payable over 36 months; (ii) a cash amount equal to Mr. Drummond’s target annual bonus for the year of termination payable in a lump sum payment, (iii) 36 months of the cost of continuation of coverage of group health coverage payable in a lump sum payment, (iv) full vesting of all of Mr. Drummond’s outstanding equity awards and (v) a lump sum payment equal to 50% of the value of Mr. Drummond’s paid time off days for the 2023 calendar year. The foregoing description is qualified in its entirety by reference to the full text of the separation agreement by and between Mr. Drummond and NexTier, which is filed as Exhibit 10.6 to this Current Report on Form 8-K.

On August 31, 2023, James M. Holcomb entered into a letter agreement with Patterson-UTI, which became effective at the Effective Time (the “Holcomb Agreement”). The Holcomb Agreement provides for the transition of Mr. Holcomb out of his role as Chief Operating Officer of Patterson-UTI and into the new role of Executive Vice President and Chief Business Officer. The Holcomb Agreement further provides that, following the one-year anniversary of the closing of the Transaction, Mr. Holcomb will not have “good reason” to terminate his employment with Patterson-UTI due to the transition of his role in connection with the Transactions and any resulting changes in his authority, duties or responsibilities. The Holcomb Agreement also provides a $2 million cash retention bonus, payable in eight quarterly installments following the closing of the Transactions, subject to Mr. Holcomb’s continued employment in good standing with Patterson-UTI on each applicable payment date. Any unpaid portions of Mr. Holcomb’s retention bonus will become payable if terminated by Patterson-UTI without cause or by Mr. Holcomb for good reason (unless, within six months of the closing of the Transactions, Mr. Holcomb resigns for good reason as a result of the transition of his role, in which case the full amount of the retention bonus will be forfeited with any previously paid portions offset against any severance amounts payable to Mr. Holcomb). The foregoing description is qualified in its entirety by reference to the full text of the Holcomb Agreement, which is attached as Exhibit 10.7 to this Current Report on Form 8-K.

Item 5.03	Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Elimination

Effective as of April 21, 2021, the Stockholder Rights Agreement, dated April 22, 2020, by and between Patterson-UTI and Continental Stock Transfer & Trust Company (as amended, the “Rights Agreement”) expired in accordance with its terms. The Rights Agreement provided common stockholders of Patterson-UTI with the right to purchase shares of Series A Junior Participating Preferred Stock (“Series A Junior Participating Preferred Stock”). On September 1, 2023, Patterson-UTI filed a certificate of elimination with respect to the Series A Junior Participating Preferred Stock with the Secretary of State of the State of Delaware. The certificate of elimination, which was effective upon filing, eliminated from the restated certificate of incorporation of Patterson-UTI all matters set forth in the certificate of designation with respect to the Series A Junior Participating Preferred Stock. No shares of the Series A Junior Participating Preferred Stock were issued or outstanding at the time of the filing of the certificate of elimination. A copy of the certificate of elimination is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K.

Restated Certificate of Incorporation

Effective September 1, 2023, the Board approved and adopted, and Patterson-UTI filed, a restated certificate of incorporation of Patterson-UTI, which merely restated and integrated, but did not further amend, the amended and restated certificate of incorporation of Patterson-UTI. The restated certificate of incorporation included the amendment also filed on September 1, 2023 increasing the authorized shares of Patterson-UTI Common Stock from 400 million to 800 million. The foregoing description is qualified in its entirety by reference to the full text of the amendment and the restated certificate of incorporation, which are attached as Exhibits 3.2 and 3.3 to this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders

On August 30, 2023, Patterson-UTI held a special meeting of Patterson-UTI stockholders (the “Special Meeting”). The proposals are described in detail in the Joint Proxy Statement/Prospectus. The adjournment proposal described in the Joint Proxy Statement/Prospectus was not acted upon at the Special Meeting. The final results regarding each proposal acted upon at the Special Meeting are set forth below.

1.	The proposal to approve the issuance of shares of Patterson-UTI Common Stock to NexTier stockholders in the Mergers contemplated by the Merger Agreement:

For	Against	Abstain	Broker Non-Votes
182,393,581	174,600	452,330	11,145,569

2.	The proposal to approve an amendment of Patterson-UTI’s restated certificate of incorporation to increase the number of authorized shares of Patterson-UTI Common Stock from 400 million to 800 million:

For	Against	Abstain	Broker Non-Votes
192,355,965	1,350,012	460,103	N/A

Item 7.01	Regulation FD Disclosure.

On September 1, 2023, Patterson-UTI issued a press release announcing the closing of the Transactions. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, shall not otherwise be subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of this communication is not intended to constitute a representation that such information is required by Regulation FD or that the material it contains include material information that is not otherwise publicly available.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements required by this Item 9.01(a) are not included in this Current Report on Form 8-K. Patterson-UTI intends to file such financial statements by amendment to a Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required by this Item 9.01(b) is not included in this Current Report on Form 8-K. Patterson-UTI intends to file such pro forma financial information by amendment to a Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits:

3.1	Certificate of Elimination, dated September 1, 2023, with Respect to Series A Junior Participating Preferred Stock of Patterson-UTI Energy, Inc.

3.2	Certificate of Amendment to the Restated Certificate of Incorporation, as amended, of Patterson-UTI Energy, Inc., dated September 1, 2023.

3.3	Restated Certificate of Incorporation of Patterson-UTI Energy, Inc., dated as of September 1, 2023.

10.1	Term Loan Agreement, dated August 29, 2023, by and among Patterson-UTI Energy, Inc., as borrower, Wells Fargo Bank, National Association, as administrative agent and lender and the other lenders party thereto.

10.2	Fourth Amendment to Credit Agreement, dated August 29, 2023, by and among Patterson-UTI Energy, Inc., Wells Fargo Bank, National Association, as administrative agent, letter of credit issuer, swing line lender and a lender and each of the other letter of credit issuers and lenders party thereto.

10.3	NexTier Oilfield Solutions Inc. Equity and Incentive Award Plan, as amended September 1, 2023.

10.4	NexTier Oilfield Solutions Inc. (Former C&J Energy) Management Incentive Plan, as amended September 1, 2023.

10.5	Amendment to the Patterson-UTI Energy, Inc. 2021 Long-Term Incentive Plan, as amended.

10.6	Separation Agreement and General Release of Claims. dated September 1, 2023, by and between NexTier Oilfield Solutions Inc. and Robert W. Drummond.

10.7	Letter Agreement, dated August 30, 2023, by and between Patterson-UTI Energy, Inc. and James M. Holcomb.

99.1	Press Release, dated September 1, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2023

Patterson-UTI Energy, Inc.

	By:	/s/ C. Andrew Smith
	Name:	C. Andrew Smith
	Title:	Executive Vice President and Chief Financial Officer